EXHIBIT 23.10

CONSENT OF EXPERT

I, Ian I Chang, consent to the use of my name and references to my name in Pretium Resources Inc.’s registration statement on Form S-8 filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ Ian I Chang
Ian I Chang M.A.Sc., P.Eng.